Exhibit 99.1

Tesoro Corporation Announces Second Quarter Results

SAN ANTONIO--(BUSINESS WIRE)--Tesoro Corporation (NYSE:TSO) today reported second quarter 2008 net earnings of $4 million, or $0.03 per share. Net income for the second quarter of 2007 was $443 million, or $3.17 per share. After a marginal tax rate of 39%, unusual items in second quarter 2008 include:

  Loss of $81 million, $0.58/share in derivative positions mainly related to the long-haul crude hedge program, which was suspended in May, and
  Gain of $48 million, $0.35/share associated with the permanent reduction to inventory versus the start of the year under LIFO (Last-In-First-Out) accounting.

In comparison to last year, lower gross refining margins and higher operating costs were met with reduced refining throughput. Bottom-of-the-barrel products continued their trend of lagging the rapid rise of crude oil prices. During the quarter, fuel oil on the West Coast traded at a $32/bbl discount to ANS crude versus $20/bbl in the first quarter. Total fuel oil production for the quarter was 60 mbpd (thousands of barrels per day) versus a 2007 full year average of 53 mbpd due primarily to planned maintenance activity at our Golden Eagle refinery during the 2008 second quarter. We estimate that our refining operating income was reduced by $71 million or $0.31/share after tax as a result of our refinery turnaround for the planned maintenance. Reported gross refining margins decreased 52% to $10.10/bbl in the second quarter of 2008 compared to $20.98/bbl from a year ago.

Manufacturing costs before depreciation and amortization were $297 million for the second quarter of 2008 versus $286 million a quarter ago. Higher energy cost of $27 million related to the increased use and price of natural gas, were offset by an $11 million accrual reversal primarily associated with the retirement of the Golden Eagle fluid coker and $3 million in lower repair and maintenance costs.

“The refining sector continues to be impacted by higher crude and energy costs, and lower demand compared to a year ago. Crude prices were up almost $60 per barrel in the quarter, compared to 2007, while preliminary industry data suggests that demand in California is down approximately 5-6%. As a result of these factors, the benchmark West Coast margin was down almost 40% in the quarter versus a year ago.

“Our opportunities in this type of environment lie in identifying and executing self-help initiatives such as effectively matching production and inventory levels to consumer demand, optimizing product mix towards more profitable diesel fuel and less discounted fuel oil, and reducing expenses,” said Bruce Smith, Tesoro’s Chairman, President and CEO. Operational improvements for the remainder of 2008 versus the first half of the year include:

  Refining lower cost crudes through the newly commissioned delayed coker at the Golden Eagle refinery,

  Refining a greater percentage of lower cost, waterborne crude at the Los Angeles refinery,
  Performing less planned turnaround activity during the second half of the year, and
  Implementing initiatives at the Hawaii refinery primarily focused on benefits from processing lower cost crudes.

2008 Goals Update

In the first quarter, the company announced its goal to realize approximately $750 million to $1 billion of operating cash flow through reductions in operating costs, capital expenditures and working capital to fund short term debt reductions and the $870 million capital program, including turnarounds. As of July 30th, there were no borrowings on the revolver and the company had a cash balance of approximately $100 million.

“The company has done an excellent job executing the plan to lower costs, inventories and capital expenditures without sacrificing safe and reliable operations, and we are positioned to realize further cost reduction initiatives,” said Smith.

Board Declares Quarterly Dividend

Tesoro announced today that its Board of Directors has approved a regular quarterly cash dividend of $0.10 per share. The dividend is payable September 16th, 2008 to shareholders of record as of September 2nd, 2008.

Public Invited to Listen to Analyst Conference Call via Internet

At 7:30 a.m., CDT, Thursday, July 31st, 2008 Tesoro will broadcast, live, its conference call with analysts regarding second quarter 2008 results and other business matters. Interested parties may listen to the live conference call over the Internet by logging on to Tesoro’s Internet site at http://www.tsocorp.com.

Tesoro Corporation, a Fortune 150 Company, is an independent refiner and marketer of petroleum products. Tesoro, through its subsidiaries, operates seven refineries in the western United States with a combined capacity of approximately 660,000 barrels per day. Tesoro's retail-marketing system includes over 900 branded retail stations, of which nearly 445 are company operated under the Tesoro®, Shell®, Mirastar® and USA Gasoline™ brands.

This earnings release contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 concerning the market environment, and our expectations about expense and capital reductions. For more information concerning factors that could affect these statements see our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof."

TESORO CORPORATION
STATEMENTS OF CONSOLIDATED OPERATIONS
(Unaudited)
(In millions except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues	$8,754	$5,604	$15,285	$9,480
Costs and Expenses:
Costs of sales and operating expenses (a)	8,561	4,710	15,094	8,258
Selling, general and administrative expenses	58	73	110	142
Depreciation and amortization	99	89	189	158
Loss on asset disposals and impairments	9	3	23	5
Operating Income (Loss)	27	729	(131)	917
Interest and Financing Costs	(34)	(30)	(61)	(47)
Interest Income	1	11	3	25
Other Income (b)	4	-	49	-
Earnings (Loss) Before Income Taxes	(2)	710	(140)	895
Income Tax Provision (Benefit)	(6)	267	(62)	336
Net Earnings (Loss)	$4	$443	$(78)	$559
Net Earnings (Loss) Per Share:
Basic	$0.03	$3.26	$(0.57)	$4.13
Diluted (c)	$0.03	$3.17	$(0.57)	$4.02
Weighted Average Common Shares:
Basic	136.5	135.7	136.3	135.4
Diluted (c)	138.9	139.6	136.3	139.2

Note: Our 2007 results of operations include our Los Angeles refinery assets and retail stations since acquired in May 2007.

(a) During the 2008 second quarter, a reduction in inventory quantities resulted in a liquidation of applicable LIFO inventory quantities carried at lower costs in the prior year. This LIFO liquidation resulted in a decrease of costs of sales of $78 million for the three and six months ended June 30, 2008.

(b) Other income for the three and six months ended June 30, 2008 represents refunds received from the Trans Alaska Pipeline System in connection with rulings by the Regulatory Commission of Alaska concerning our protest of intrastate pipeline rates set between 1997 and 2003.

(c) The assumed conversion of common stock equivalents produced anti-dilutive results for the six months ended June 30, 2008 and was not included in the dilutive calculation.

TESORO CORPORATION
SELECTED OPERATING SEGMENT DATA
(Unaudited)
(In millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Operating Income (Loss)
Refining	$85	$791	$(2)	$1,047
Retail	(11)	-	(39)	(11)
Total Segment Operating Income (Loss)	74	791	(41)	1,036
Corporate and Unallocated Costs	(47)	(62)	(90)	(119)
Operating Income (Loss)	27	729	(131)	917
Interest and Financing Costs	(34)	(30)	(61)	(47)
Interest Income	1	11	3	25
Other Income (b)	4	-	49	-
Earnings (Loss) Before Income Taxes	$(2)	$710	$(140)	$895

Depreciation and Amortization
Refining	$83	$79	$156	$141
Retail	10	7	22	11
Corporate	6	3	11	6
Depreciation and Amortization	$99	$89	$189	$158

Capital Expenditures
Refining	$123	$176	$288	$307
Retail	5	1	6	2
Corporate	8	12	17	20
Capital Expenditures	$136	$189	$311	$329
BALANCE SHEET DATA
(Unaudited)
(Dollars in millions)

	June 30,	December 31,
	2008	2007
Cash and Cash Equivalents	$24	$23
Total Assets	$9,640	$8,128
Total Debt	$1,786	$1,659
Total Stockholders' Equity	$2,969	$3,052
Total Debt to Capitalization Ratio	38%	35%

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
REFINING SEGMENT
Total Refining Segment
Throughput (thousand barrels per day) (d)
Heavy crude	184	140	180	119
Light crude	388	441	389	396
Other feedstocks	38	31	33	24
Total Throughput	610	612	602	539

Yield (thousand barrels per day)
Gasoline and gasoline blendstocks	280	299	282	246
Jet fuel	82	75	79	69
Diesel fuel	145	140	136	122
Heavy oils, residual products, internally produced fuel and other	135	128	134	123
Total Yield	642	642	631	560

Gross refining margin ($/throughput bbl) (e)	$10.10	$20.98	$8.34	$17.77
Manufacturing cost before depreciation and amortization ($/throughput bbl) (e)	$5.35	$4.09	$5.32	$4.22

Segment Operating Income ($ millions)
Gross refining margin (f)	$561	$1,168	$914	$1,733
Expenses
Manufacturing costs (g)	297	228	583	413
Other operating expenses (g)	76	59	146	111
Selling, general and administrative	12	8	21	16
Depreciation and amortization (h)	83	79	156	141
Loss on asset disposals and impairments	8	3	10	5
Segment Operating Income (Loss)	$85	$791	$(2)	$1,047

Refined Product Sales (thousand barrels per day) (i)
Gasoline and gasoline blendstocks	334	326	332	289
Jet fuel	92	91	95	90
Diesel fuel	151	138	137	126
Heavy oils, residual products and other	104	99	98	93
Total Refined Product Sales	681	654	662	598

Refined Product Sales Margin ($/barrel) (i)
Average sales price	$135.73	$90.92	$121.29	$84.12
Average costs of sales	125.19	72.05	112.66	68.49
Refined Product Sales Margin	$10.54	$18.87	$8.63	$15.63

(d) In the 2007 fourth quarter, we redefined heavy crude oil as crude oil with an American Petroleum Institute gravity of 24 degrees or less. Previously, heavy crude oils were defined as crude oils with a gravity of 32 degrees or less. Heavy and light throughput volumes for the three and six months ended June 30, 2007 have been adjusted to conform to the 2008 presentation.

(e) In the 2007 fourth quarter, we revised the calculation of gross refining margin per throughput barrel to include the effect of inventory changes. Inventory changes are the result of selling a volume and mix of product that is different than actual volumes manufactured. The amounts for the three and six ended June 30, 2007 have been recalculated to conform to the 2008 presentation. Previously, gross refining margin per barrel was calculated based upon manufactured product volumes. Management uses gross refining margin per barrel to evaluate performance and compare profitability to other companies in the industry. Gross refining margin per barrel is calculated by dividing gross refining margin by total refining throughput and may not be calculated similarly by other companies. Gross refining margin is calculated as revenues less costs of feedstocks, purchased refined products, transportation and distribution. Management uses manufacturing costs per barrel to evaluate the efficiency of refinery operations. Manufacturing costs per barrel is calculated by dividing manufacturing costs by total refining throughput and may not be comparable to similarly titled measures used by other companies. Investors and analysts use these financial measures to help analyze and compare companies in the industry on the basis of operating performance. These financial measures should not be considered as alternatives to segment operating income, revenues, costs of sales and operating expenses or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America.

(f) Consolidated gross refining margin totals gross refining margin for each of our regions adjusted for other costs not directly attributable to a specific region. Other costs resulted in an increase of $3 million and decrease of $13 million for the three months ended June 30, 2008 and 2007 and an increase of $4 million and decrease of $12 million for the six months ended June 30, 2008 and 2007, respectively. Gross refining margin includes the effect of intersegment sales to the retail segment at prices which approximate market. Gross refining margin approximates total refining throughput times gross refining margin per barrel.

(g) Beginning in 2008, we reclassified certain environmental expenses from manufacturing expenses to other operating expenses. We have reclassified $1 million and $3 million for the three and six months ended June 30, 2007, respectively, to conform to the 2008 presentation.

(h) Includes manufacturing depreciation and amortization per throughput barrel of approximately $1.41 and $1.34 for the three months ended June 30, 2008 and 2007, respectively, and $1.33 and $1.36 for the six months ended June 30, 2008 and 2007, respectively.

(i) Sources of total refined product sales included refined products manufactured at the refineries and refined products purchased from third parties. Total refined product sales margin includes margins on sales of manufactured and purchased refined products and the effects of inventory changes.

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Refining By Region
California (Golden Eagle and Los Angeles) (j)(k)
Throughput (thousand barrels per day) (d)
Heavy crude	144	119	151	95
Light crude	82	82	82	60
Other feedstocks	24	17	22	10
Total Throughput	250	218	255	165

Yield (thousand barrels per day)
Gasoline and gasoline blendstocks	129	128	136	85
Jet fuel	20	8	19	4
Diesel fuel	68	56	64	43
Heavy oils, residual products, internally produced fuel and other	53	43	53	43
Total Yield	270	235	272	175

Gross refining margin (e)	$318	$514	$558	$723
Gross refining margin ($/throughput bbl) (e)	$13.98	$25.96	$12.04	$24.23
Manufacturing cost before depreciation and amortization ($/throughput bbl)	$7.87	$6.90	$7.54	$7.73

Pacific Northwest (Alaska & Washington) (j)
Throughput (thousand barrels per day) (d)
Heavy crude	13	8	12	9
Light crude	153	177	149	163
Other feedstocks	9	9	7	11
Total Throughput	175	194	168	183

Yield (thousand barrels per day)
Gasoline and gasoline blendstocks	69	85	65	80
Jet fuel	31	33	31	30
Diesel fuel	36	37	32	34
Heavy oils, residual products, internally produced fuel and other	45	47	45	45
Total Yield	181	202	173	189

Gross refining margin (e)	$138	$341	$167	$537
Gross refining margin ($/throughput bbl) (e)	$8.63	$19.26	$5.47	$16.26
Manufacturing cost before depreciation and amortization ($/throughput bbl)	$3.79	$2.65	$4.01	$2.78

Mid-Pacific (Hawaii)
Throughput (thousand barrels per day) (d)
Heavy crude	27	13	17	15
Light crude	44	74	52	70
Total Throughput	71	87	69	85

Yield (thousand barrels per day)
Gasoline and gasoline blendstocks	16	21	17	21
Jet fuel	19	24	19	25
Diesel fuel	11	16	10	15
Heavy oils, residual products, internally produced fuel and other	27	27	25	25
Total Yield	73	88	71	86

Gross refining margin (e)	$(41)	$54	$(50)	$84
Gross refining margin ($/throughput bbl) (e)	$(6.33)	$6.78	$(3.97)	$5.40
Manufacturing cost before depreciation and amortization ($/throughput bbl)	$3.15	$1.90	$3.11	$1.98

(j) We experienced reduced throughput during scheduled turnarounds at the Golden Eagle refinery during the 2008 first and second quarters, the Washington refinery during the 2008 first quarter, the Los Angeles refinery during the 2007 second quarter and the Golden Eagle and Utah refineries during the 2007 first quarter.

(k) Volumes and margins for 2007 include the Los Angeles refinery since acquired in May 2007.

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Mid-Continent (North Dakota & Utah) (j)
Throughput (thousand barrels per day) (d)
Light crude	109	108	106	103
Other feedstocks	5	5	4	3
Total Throughput	114	113	110	106

Yield (thousand barrels per day)
Gasoline and gasoline blendstocks	66	65	64	60
Jet fuel	12	10	10	10
Diesel fuel	30	31	30	30
Heavy oils, residual products, internally produced fuel and other	10	11	11	10
Total Yield	118	117	115	110

Gross refining margin (e)	$143	$272	$235	$401
Gross refining margin ($/throughput bbl) (e)	$13.86	$26.52	$11.72	$20.87
Manufacturing cost before depreciation and amortization ($/throughput bbl)	$3.59	$2.84	$3.58	$3.07

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007 (l)	2008	2007 (l)
RETAIL SEGMENT
Number of Stations (end of period)
Company-operated	437	453	437	453
Branded jobber/dealer	496	438	496	438
Total Stations	933	891	933	891

Average Stations (during period)
Company-operated	440	353	443	273
Branded jobber/dealer	497	361	485	315
Total Average Retail Stations	937	714	928	588

Fuel Sales (millions of gallons)
Company-operated	270	187	557	244
Branded jobber/dealer	73	57	135	104
Total Fuel Sales	343	244	692	348

Fuel Margin ($/gallon) (m)	$0.12	$0.15	$0.12	$0.14
Merchandise Sales ($ millions)	$58	$53	$111	$84
Merchandise Margin ($ millions)	$15	$13	$28	$21
Merchandise Margin %	26%	25%	25%	25%

Segment Operating Income (Loss) ($ millions)
Gross Margins
Fuel (n)	$41	$37	$82	$49
Merchandise and other non-fuel margin	20	17	38	25
Total Gross Margins	61	54	120	74
Expenses
Operating expenses	56	41	114	61
Selling, general and administrative	6	6	12	13
Depreciation and amortization	10	7	22	11
Loss on asset disposals and impairments (o)	-	-	11	-
Segment Operating Income (Loss)	$(11)	$-	$(39)	$(11)

(l) The retail operating data for 2007 includes the Shell® and USA Gasoline™ stations since acquired in May 2007.

(m) Management uses fuel margin per gallon to compare profitability to other companies in the industry. Fuel margin per gallon is calculated by dividing fuel gross margin by fuel sales volume and may not be calculated similarly by other companies. Investors and analysts use fuel margin per gallon to help analyze and compare companies in the industry on the basis of operating performance. This financial measure should not be considered as an alternative to segment operating income and revenues or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America.

(n) Includes the effect of intersegment purchases from the refining segment at prices which approximate market.

(o) Represents impairment charges of $11 million during the three months ended March 31, 2008 related to certain retail stations.

CONTACT:
Tesoro Corporation, San Antonio
Investors:
Scott Phipps, Director, Investor Relations, 210-283-2882
or
Media:
Sarah Simpson, Vice President, Corporate Communications,
210-283-2374